As filed with the Securities and Exchange Commission on April 12, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933

SEARS HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1920798 (I.R.S. employer identification no.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

Sears Holdings Corporation

2006 Associate Stock Purchase Plan

(Full title of the plan)

William R. Harker, Esq.
Vice President, Acting General Counsel
and Corporate Secretary

Sears Holdings Corporation
3333 Beverly Road
Hoffman Estates, Illinois 60179
(Name and address of agent for service)

(847) 286-2500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	5,000,000	$135.75(1)	$678,750,000(1)	$72,627

(1) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rule 457(h)(i) and Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant's common shares on The NASDAQ Stock Market on April 5, 2006.

 PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.

Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(1) Registrant's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended January 28, 2006;

(2) Registrant's Current Reports on Form 8-K dated February 6, February 14 and March 15, 2006 (other than the portions of those documents not deemed to be filed); and

(3) The description of Registrant's common shares contained in Item 5 on page 16 of Registrant's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended January 28, 2006.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold shall be deemed incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except to the extent that any statement or information therein is modified superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference.

Item 4.	Description of Securities. Not applicable.
Item 5.	Interests of Named Experts and Counsel. Not applicable.
Item 6.

Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that, in certain circumstances, a corporation may indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred as a result of any actual or threatened action, suit or proceeding against such directors or officers, or by or in the right of any other enterprise which such directors or officers served in any capacity at the request of the corporation, by reason of the fact that such person acted in any of the capacities set forth above, if such director or officer (i) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A corporation is required to indemnify against reasonable expenses (including attorneys' fees) incurred by any director or officer who successfully defends any such action. The DGCL also provides for indemnification of officers and directors in actions by or in the right of the corporation, subject to certain exceptions. Indemnification provided by these provisions of the DGCL is not exclusive of any other rights to which a director or officer may be entitled. The foregoing statements are subject to the detailed provisions of the DGCL.

Article VII of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify, to the full extent permitted by law, any officer or director of the Company made, or threatened to be made, a party to, or who is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person acted in any of the capacities set forth above or, while a director or officer of the Company and at the request of the Company, is or was serving another corporation in any such capacity, against judgments, fines, amounts paid in settlement and all expenses, including attorneys' fees, reasonably incurred as a result of such action. Article VII states that the indemnification benefits provided thereby are contract rights.

The Company has in effect insurance policies that insure directors and officers of the Company and certain of its affiliates against certain claims that are not indemnifiable by the Company or those affiliates. These policies insure the Company, certain affiliates of the Company and their respective directors and officers against certain liabilities arising from the management or administration of certain employee benefit plans sponsored by the Company and its affiliates.

Item 7.	Exemption from Registration Claimed. Not applicable
Item 8.

Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index beginning on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

The Plan is not required to be qualified under Section 401 of the Internal Revenue Code.

Item 9.

Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the Registrant is relying on Rule 430B:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Hoffman Estates, State of Illinois, on April 12, 2006.
SEARS HOLDINGS CORPORATION
By:	/s/William K. Phelan William K. Phelan Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:
Signature	Title	Date
Aylwin B. Lewis*	Director, President and Chief Executive Officer (Principal Executive Officer)	April 12, 2006
Edward S. Lampert*	Director and Chairman of the Board of Directors	April 12, 2006
Donald J. Carty*	Director	April 12, 2006
William C. Crowley*	Director and Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)	April 12, 2006
Alan J. Lacy*	Director and Vice Chairman	April 12, 2006
Steven T. Mnuchin*	Director	April 12, 2006
Richard C. Perry*	Director	April 12, 2006
Ann N. Reese*	Director	April 12, 2006
Thomas J. Tisch*	Director	April 12, 2006
William K. Phelan*	Vice President and Controller (Principal Accounting Officer)	April 12, 2006
*By: /s/William K. Phelan William K. Phelan Individually and as Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
4	Sears Holdings Corporation 2006 Associate Stock Purchase Plan (incorporated by reference to Appendix B to Registrant's Proxy Statement dated March 15, 2006)

5	Opinion of William R. Harker, Esq.*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of BDO Seidman, LLP*

23.3	Consent of Pricewaterhouse Coopers LLP*

23.4	Consent of William R. Harker, Esq. (included in the opinion filed as Exhibit 5)*

24	Power of Attorney of certain officers and directors of Registrant*

__________________________

*Filed herewith